N-SAR EXHIBIT 77C

OPPENHEIMER CURRENCY OPPORTUNITIES FUND
SPECIAL SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of Oppenheimer Currency Opportunities Fund (the “Fund”) was held at which the twelve Trustees identified below were elected (Proposal No. 1).  At the meeting the sub-proposals in (Proposal No. 2) and (Proposal No. 3) were approved as described in the Fund’s proxy statement for that meeting.  The following is a report of the votes cast:

Nominee/Proposal                                                  For                                Withheld

Trustees

William L Armstrong                                           1,239,146                                21,070
Edward L. Cameron                                             1,239,146                                21,070
Jon S. Fossel                                                        1,239,146                                21,070
Sam Freedman                                                      1,180,697                                79,519
Richard F. Grabish                                               1,239,146                                21,070
Beverly L. Hamilton                                             1,239,146                                21,070
Robert J. Malone                                                  1,239,146                                21,070
F. William Marshall, Jr.                                        1,239,146                                21,070
Victoria J. Herget                                                 1,239,146                                21,070
Karen L. Stuckey                                                 1,239,146                                21,070
James D. Vaughn                                                 1,239,146                                21,070
William F. Glavin, Jr.                                           1,239,146                                21,070

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain                                Broker Non Vote
897,958                              22,752                                102,643                                236,863

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote
925,118                              10,089                                88,145                                236,863

2e-1:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote
899,830                              20,878                                102,644                                236,863

2g-1:  Proposal to revise the fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
897,958                              22,752                                102,643                                236,863

2h:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain                                Broker Non Vote
900,257                              34,950                                88,145                                236,863

2i:  Proposal to revise fundamental policy relating to underwriting
For                              Against                                Abstain                                Broker Non Vote
899,830                              35,376                                88,145                                236,863

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain                                Broker Non Vote
914,328                              24,360                                84,663                                236,863